UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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HUNTSMAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
August 24, 2007	Russ Stolle	John Heskett
The Woodlands, TX	(281) 719-6624	(801) 584-5768

HUNTSMAN ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS

The Woodlands, TX — Huntsman Corporation (NYSE: HUN) today announced that a special meeting of its common stockholders has been scheduled for Tuesday, October 16, 2007, to vote on the proposal to adopt the Agreement and Plan of Merger entered into on July 12, 2007 with Hexion Specialty Chemicals, Inc., an Apollo Management, L.P. portfolio company.

Holders of record as of the close of business on September 4, 2007, will be entitled to vote at the special meeting.  The special meeting will be held in The Woodlands, Texas. The exact time and location of the meeting as well as other details related to the proposed merger will be included in the definitive proxy statement, which will be filed with the Securities and Exchange Commission and sent to stockholders in early September.

Huntsman is a global manufacturer and marketer of differentiated chemicals. Its operating companies manufacture products for a variety of global industries, including chemicals, plastics, automotive, aviation, textiles, footwear, paints and coatings, construction, technology, agriculture, health care, detergent, personal care, furniture, appliances and packaging. Originally known for pioneering innovations in packaging and, later, for rapid and integrated growth in petrochemicals, Huntsman today has 13,000 employees and operations in 24 countries. Huntsman had 2006 revenues of over $10.6 billion.

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission (the “SEC”). Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors. In addition, the completion of any transactions described in this release is subject to a number of uncertainties and closing will be subject to approvals and other customary conditions. Accordingly, there can be no assurance that such transactions will be completed or that the company’s expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.

Important Additional Information Regarding the Merger will be filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE HEXION AGREEMENT. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the Company’s website at http://www.huntsman.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Hexion Agreement. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Hexion Agreement, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Hexion Agreement, which will be filed with the SEC.

Additional Cautionary Statements

The statements included in this news release regarding any transaction with Hexion, including the timing thereof, regulatory approvals, the likelihood that either such transaction could be consummated and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, market conditions, the Company’s financial results and performance, consummation of financing, satisfaction of closing conditions, actions by any other bidder and other factors detailed in risk factors and elsewhere in the Company’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.